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                        State of Missouri
             Judith K. Moriarty, Secretary of State
             P.O. Box 778, Jefferson City, MO  65102

                      Corporation Division



             Statement of Change of Registered Agent
                      or Registered Office


                                 Charter No.      00068086


The undersigned corporation or limited partnership, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent "The General and Business Corporation Act of Missouri," or the "Missouri Uniform Limited Partnership Law," represents that:

(1)  The name of the corporation is:

     Boatmen's Bancshares, Inc.

(2)  The name of its registered agent before this change is:

     Philip N. McCarty

(3)  The name of the new registered agent is:

     David L. Foulk

(4) The address, including street number, if any, of its registered office before this change is:

     One Boatmen's Plaza, 800 Market St., St. Louis, MO 63101

(5) Its registered office (including street number, if any change is to be made) is hereby CHANGED TO:

     Not Applicable

(6) The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

(7) Such change was authorized by resolution duly adopted by the board of directors of the corporation or by the limited partnership.

IN WITNESS WHEREOF, the undersigned corporation or limited partnership has caused this report to be executed in its name by its President or Vice President of the corporation, or General Partner of the limited partnership, and attested to by the assistant secretary if a corporation on the 10th day of August, 1994.



                    Boatmen's Bancshares, Inc.
                    Name of corporation or limited partnership



          By:       /s/ Andrew B. Craig, III
                    -----------------------------------------------------------
                    Chairman of the Board & Chief Executive Officer


Attest:

/s/ David L. Foulk
- -------------------------------------
Secretary or Assistant Secretary
of corporation


State of Missouri             )
                              ) ss.
City of St. Louis             )

     I, Susan M. Hill, a Notary Public, do hereby certify that on the 10th day of August, 1994, personally appeared before me Andrew
B. Craig, III who declares he is the Chairman of the Board & Chief Executive Officer of the corporation, or a General Partner of the limited partnership, executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.



                         /s/ Susan M. Hill
                        -------------------------------------------------------
                                   Notary Public

                         My commission expires  September 9, 1994